Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements and amendments thereto of Veritone, Inc.:

(1)
Registration Statement (Form-S-3 No. 333-225394),
(2)
Registration Statement (Form-S-3 No. 333-227613),
(3)
Registration Statement (Form-S-3 No. 333-231345),
(4)
Registration Statement (Form-S-3 No. 333-257179),
(5)
Registration Statement (Form-S-3 No. 333-262429),
(6)
Registration Statement (Form S-8 No. 333-217990),
(7)
Registration Statement (Form S-8 No. 333-227477),
(8)
Registration Statement (Form S-8 No. 333-237114),
(9)
Registration Statement (Form S-8 No. 333-249371),
(10)
Registration Statement (Form S-8 No. 333-253961),
(11)
Registration Statement (Form S-8 No. 333-262499),
(12)
Registration Statement (Form S-8 No. 333-271032),
(13)
Registration Statement (Form S-8 No. 333-272791),
(14)
Post-Effective Amendment No. 1 to Registration Statement (Form S-8 No. 333-217990),
(15)
Post-Effective Amendment No. 1 to Registration Statement (Form S-8 No. 333-227477),
(16)
Post-Effective Amendment No. 1 to Registration Statement (Form S-8 No. 333-237114),
(17)
Post-Effective Amendment No. 1 to Registration Statement (Form S-8 No. 333-253961),
(18)
Post-Effective Amendment No. 1 to Registration Statement (Form S-8 No. 333-262499), and,
(19)
Post-Effective Amendment No. 1 to Registration Statement (Form S-8 No. 333-271032);

of our report dated August 22, 2023, relating to the combined financial statements of the Broadbean Business as of and for the year ended December 31, 2022 appearing in this Amendment No. 1 to Current Report on Form 8-K/A of Veritone, Inc.

/s/ Ernst & Young LLP

Chicago, Illinois

August 28, 2023